Exhibit 14.3








Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Auditors" in the Statement of Additional Information included in Post-Effective Amendment Number 65, to the Registration Statement (Form N-1A, No. 2-91090) dated December 31, 2003 of Federated Equity Funds; and to the incorporation by reference of our report, dated December 10, 2003, relating to the financial statements and financial highlights appearing in the October 31, 2003 Annual Report to Shareholders of Federated Kaufmann Fund (a portfolio of Federated Equity Funds); which Statement of Additional Information and Annual Report to Shareholders are incorporated by reference in this Registration Statement on Form N-14 of Federated Equity Funds.

We further consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Federated Equity Funds.


                                          ERNST & YOUNG LLP

Boston, Massachusetts
July 15, 2004